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Exhibit 10.71

FIRST AMENDMENT TO LEASE
(6755 Kaiser Drive)

        This First Amendment to Lease ("First Amendment") is made as of the 31st day of August, 2001 by and between Ardenwood Corporate Park Associates, a California Limited Partnership, having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Abgenix, Inc., a Delaware corporation, whose address 7601 Dumbarton Circle, Fremont California, 94555 ("Tenant").

WITNESSETH

        WHEREAS, Landlord and Tenant entered into a lease dated May 19, 2000 ("Lease") for a building of approximately 100,000 rentable square feet ("Building") to be constructed at 6755 Kaiser Drive in Fremont, California ("Premises"), adjacent to a building at 6701 Kaiser Drive ("6701 Premises") currently leased by Tenant from Landlord pursuant to a lease between the parties dated February 24, 2000 ("6701 Premises Lease");

        WHEREAS, effective the date of this First Amendment, Landlord and Tenant wish to modify the Lease to: (i) provide for construction of a 2-story building link totaling 15,522 rentable square feet ("Link Structure") to connect the 6701 Premises and the Premises; (ii) specify the terms and conditions under which Tenant shall lease the Link Structure; and (iii) provide for Tenant's granting to Landlord of real estate financing for the Premises and Link Structure in the amount of $16,750,000.00 ("Loan") evidenced by a promissory note, deed of trust, assignment of leases, assignment of contracts, loan agreement and other loan documents (collectively "Loan Documents") between the parties;

        WHEREAS, Landlord and CPTFNC Funding, LLC (the "First Lender") and Tenant have agreed to enter into an Intercreditor Agreement dated as of the date hereof (the "Intercreditor Agreement") and Landlord, Tenant and First Lender have agreed to enter into a subordination, nondisturbance and attornment agreement dated as of August 31, 2001 (the "SNDA") with respect to the Lease;

        WHEREAS, simultaneously herewith, the parties have agreed to enter into a Standstill Agreement with respect to the Lease and the Loan Documents (the "Standstill Agreement").

        NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1.
The definition of the Premises as set forth in Lease paragraph 2 is amended to include the Link Structure.

2.
Concurrently with execution of this First Amendment, the parties have executed the Loan Documents which provides for Tenant's commitment to fund the Loan to Landlord for the purposes of financing the Premises and the Link Structure. The effectiveness of this First Amendment is subject to and conditioned upon (a) Landlord and Tenant executing the Loan Documents and the Standstill Agreement; (b) Landlord, Tenant and First Lender executing the Intercreditor Agreement and the SNDA; (c) First Lender consenting in writing to this First Amendment; (d) Landlord and Tenant executing a First Amendment to the 6701 Premises Lease in form acceptable to Landlord and Tenant (the "6701 Lease Amendment"); and (e) First Lender consenting in writing to the 6701 Lease Amendment.

3.
The shell of the Link Structure ("Link Shell") shall be Landlord's responsibility and shall be constructed by independent contractors employed by and under the supervision of General Contractor in accordance with plans and specifications prepared by Arc-Tec Associates dated March 7, 2001 ("Link Shell Plans and Specifications"), attached by reference as Exhibit "A". Subject to Force Majeure events, Landlord shall complete construction of the Link Shell by March 31, 2002. The cost of construction of the Link Shell pursuant to the Link Shell Plans and Specifications are itemized on the budget attached hereto as Schedule 1 and are referred to herein as the "Link Shell Hard Costs." Tenant's obligation for payment of the Link Shell Hard Costs shall not exceed the "Maximum Link Shell Hard Costs" set forth on Schedule 1. In addition to Landlord's obligation to pay to Tenant the Link Structure Allowance (as defined in paragraph 5 below), Landlord shall be responsible for any Link Shell Hard Costs in excess of the Maximum Link Shell Hard Costs ("Landlord Excess Hard Costs"). Notwithstanding anything in the Lease to the contrary, the parties agree that to the extent reasonably possible, the same contractors with which General Contractor has already committed to construct the Building and Premises shall also be hired to construct the Link Shell. The parties acknowledge that Tenant may elect to have construction of the Link Tenant Improvements (as defined in Section 4 below) completed at a later date than the Link Shell. The parties acknowledge that Tenant has requested and Landlord has agreed to defer Landlord's completion of slurry, striping and signage in associated parking lot areas and landscape pertaining to the Building and the Link Shell ("Deferred Landlord's Work"). Landlord agrees to complete the Deferred Landlord's Work by December 1, 2002 or such later date as Tenant may direct in writing.

4.
Tenant, at Tenant's sole cost and expense, has retained Dowler Gruman Architects which has prepared the plans and outline specifications attached as Exhibit B ("Link Tenant Improvement Plans and Specifications") with respect to Tenant's construction of improvements to the Link Structure ("Link Tenant Improvements") necessary for Tenant's use and occupancy. Landlord has reviewed and approved the Link Tenant Improvement Plans and Specifications. The Link Tenant Improvement Plans and Specifications provide for a minimum build-out in all areas of the Link Structure consisting of: (i) fire sprinklers, (ii) floor coverings, (iii) t-bar suspended ceiling (iv) distribution of the HVAC system, (v) adequate lighting, and (vi) any other work necessary to obtain an unconditional certificate of occupancy from the city of Fremont. Tenant's Contractor shall use union labor. Tenant shall contract directly with and shall cause Tenant's Contractor to construct the Link Tenant Improvements substantially in accordance with all Link Tenant Improvement Plans and Specifications. Landlord agrees to permit Tenant's Contractor access to the Link Structure as soon as reasonably practicable in order to commence construction of the Link Tenant Improvements provided such access does not unreasonably interfere with General Contractor's construction of the Link Shell. Tenant shall use commercially reasonable efforts to obtain a building permit from the City of Fremont as soon as reasonably practicable and thereafter diligently supervise the construction of Link Tenant Improvements until they are substantially complete as hereinafter defined. The Link Tenant Improvements shall be deemed substantially complete ("Substantially Complete" or "Substantial Completion") when the Link Tenant Improvements have been substantially completed other than for minor punchlist items in accordance with the Link Tenant Improvement Plans and Specifications, as evidenced by the completion of a final inspection or the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority, whichever is applicable. Installation of Tenant's data and phone cabling or furniture shall not be required in order to deem the Link Tenant Improvements Substantially Complete. Once complete, the Link Tenant Improvements shall be considered Tenant Improvements and subject to all applicable provisions in the Lease regarding Tenant Improvements.

5.
All design and architectural costs, permit fees, and other costs imposed by governmental authorities related to the Link Shell ("Link Shell Soft Costs") shall be paid by Landlord. In addition, Landlord shall also pay to Tenant $776,000.00 ("Link Structure Allowance") towards the Link Shell Hard Costs payable by Tenant. Upon Landlord's completion of the Link Shell (other than the Deferred Landlord's Work), Landlord shall deliver to Tenant an invoice ("Invoice") for the amount of the actual Link Shell Hard Costs including the General Contractor's Fee defined in paragraph 6 hereof (not to exceed the Maximum Link Shell Hard Costs) ("Invoiced Amount"). Within ten (10) days following receipt of the Invoice, Tenant shall pay to Landlord the Invoiced Amount. Concurrently therewith, Landlord shall pay the Link Structure Allowance to Tenant or, alternatively, if Landlord and Tenant mutually agree, Tenant may offset the amount of the Link Structure Allowance from the Invoiced Amount paid by Tenant to Landlord.

6.
Other than the Link Shell Soft Costs and Link Structure Allowance paid by Landlord pursuant to paragraph 5 above, and any Landlord Excess Hard Costs for which Landlord is responsible pursuant to paragraph 3 above, Tenant shall pay all costs associated with construction of the Link Structure including, but not limited to the following: (i) Link Shell Hard Costs up to the Maximum Link Shell Hard Costs; (ii) construction costs of the Link Tenant Improvements, (iii) all permit fees, construction taxes or other costs imposed by governmental authorities related to the Link Tenant Improvements, and (iv) a fee equal to 5.5% of the Link Shell Hard Costs (up to the Maximum Link Shell Hard Costs) to be paid to General Contractor to cover all of the following: construction supervision and administration, temporary on-site facilities, home office administration, supervision, and coordination and construction profit ("General Contractor's Fee").

7.
In order to facilitate construction and financing of the Premises, Tenant consents to the merging of the two parcels on which the Premises and the 6701 Premises are situated (APN 543-439-048-01 and 543-439-047-02 respectively) into one parcel totaling 10.082 acres, as shown on the attached Exhibit "C". Landlord, at its sole cost and expense, shall cause the merger of the two parcels to occur prior to the Initial Disbursement of the Loan.

8.
Base Monthly Rent for the Link Structure shall at all times be at the same rate as the Building as set forth in Section 4.A. of the Lease; provided, however, that Base Monthly Rent for the Link Structure portion of the Premises shall not commence until Landlord's Substantial Completion of the Link Structure. With respect to the rent commencement date for the Building, the parties acknowledge that construction of the Link Structure will delay Landlord's completion of the Building and Premises. Such delay does not affect the Lease and the parties acknowledge that the Lease has commenced and that the rent commencement date was April 1, 2001.

9.
The following sentence shall be added to the end of Section 14B of the Lease.

    Notwithstanding the foregoing, in the event that damage or destruction occurs in the last eighteen (18) months of the Lease Term but prior to the date which is twelve (12) months prior to the expiration of the Lease Term and in the event Landlord elects to terminate this Lease pursuant to clause (iv) above, Tenant may void Landlord's termination notice by exercising in writing any next immediately succeeding Option to extend the Term of the Lease and the Term of the 6701 Premises Lease pursuant to Section 18 of this Lease, provided Tenant notifies Landlord of its exercise of said Option(s) within ten (10) days following receipt of Landlord's termination notice. In the event Tenant timely exercises its next succeeding Option to extend the Term of this Lease and the Term of the 6701 Premises Lease, then Landlord's termination notice shall be void and Landlord shall complete the repair or restoration of the Premises in accordance with the terms of this Lease.

10.
A new Section 18 E shall be added to the Lease as follows:

E.
Exercise of Option to Extend Tenant's Lease for 6701 Kaiser Drive, Fremont

    Tenant leases from Landlord the building adjacent to the Premises, which building is located at 6701 Kaiser Drive (the "6701 Premises") pursuant to a lease between Landlord and Tenant dated February 24, 2000 ("6701 Premises Leases"). The 6701 Premises are connected to the Premises by the portion of the Premises referred to as the Link Structure. Accordingly, it shall be a further condition to Tenant's exercise of its Option(s) to extend the Term of this Lease pursuant to this Section 18, that Tenant simultaneously exercise its Option(s) to extend the Term of the 6701 Premises Lease in accordance with the provisions of Section 18 of the 6701 Premises Lease. (All terms and conditions of Section 18 of the 6701 Premises Lease shall apply to Tenant's exercise of its Option(s) to extend the Term of the 6701 Premises Lease.)

11.
Tenant's breach of its obligations under Section 6.2 of the Standstill Agreement shall constitute a default under the Lease. Accordingly, the following clause (viii) is added to the end of the first paragraph of Section 13 of the Lease:

    or (viii) Tenant's breach of its obligations under Section 6.2 of that certain Standstill Agreement executed by Landlord as Borrower and Tenant as Lender dated as of August 31, 2001.

12.
All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this First Amendment.

13.
Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of conflict or inconsistency between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall prevail.

        IN WITNESS WHEREOF, the parties hereto have set their hands to this First Amendment as of the day and date first above written.

Landlord Ardenwood Corporate Park Associates, a California Limited Partnership			Tenant Abgenix, Inc., a Delaware Corporation
By:	/s/ JOHN MICHAEL SOBRATO		By:	/s/ KURT LEUTZINGER
	Its:	General Partner		Its:	CFO

Exhibit A
Link Shell Plans and Specifications

Ardenwood Phase III Link
6753 Kaiser Drive.
Fremont, California

Drawing List:
Architectural:
Cover Sheet		Delta 3—5/1/01
A0.1	Project Information and Drawing Index	Delta 3—5/1/01
A1.0	Site Plan	Delta 3—5/1/01
A2.0	First Level Plan	Delta 3—5/1/01
A2.1	Second Level Plan	Delta 3—5/1/01
A2.2	Roof Plan	Delta 1—3/14/01
A2.3	Entry Plans and Elevations	Delta 2—4/6/01
A3.0	Exterior Elevations	Delta 2—4/6/01
A4.0	Building Sections	Delta 2—4/6/01
A4.1	Building Wall Sections	Delta 3—5/1/01
A7.0	Door Schedule	Delta 2—4/6/01
A8.0	Details	Delta 3—5/1/01
A8.1	Details	Delta 2—4/6/01
A8.2	Details	Delta 3—5/1/01
A8.3	Details	Delta 1—3/14/01
A10.0	Specifications	3/7/01
A10.1	Title 24, Non Residential Accessibility Requirements	3/7/01
A10.2	Title 24, Energy Compliance Requirements	3/7/01
A10.3	Title 24, Energy Compliance Requirements	3/7/01
Civil
C-1	Topographic	Delta 3—5/1/01
C-2	Demolition Plan	Delta 3—5/1/01
C-3	Grading and Drainage Plan	Delta 3—5/1/01
C-4	Utility Plan	Delta 3—5/1/01
C-5	Erosion Control Plan	Delta 3—5/1/01
C-6	Horizontal Control Plan	Delta 3—5/1/01
C-7	Details	Delta 3—5/1/01
ENV-1	Building Envelope Compliance	10/2/01
Landscape
L-1.0	Notes and Legends	Delta 3—5/1/01
L-2.1	Layout and Grading Plan	Delta 3—5/1/01
L-2.2	Planting Plan	Delta 3—5/1/01
L-3.0	Irrigation Notes & Details	Delta 3—5/1/01
L-3.1	Irrigation Plan	Delta 3—5/1/01
L-4.1	Construction Details	Delta 3—5/1/01
L-4.2	Construction Details	Delta 3—5/1/01

Structural Continued
S-0.1	General Notes	Delta 3—5/1/01
S-1.0	Foundation Plan	Delta 3—5/1/01
S-2.0	Second Floor Framing Plan	Delta 3—5/1/01
S-3.0	Roof Framing Plan	Delta 3—5/1/01
S-4.0	Moment Frame Elevations & Schedules	Delta 3—5/1/01
S-5.0	Floor Framing Details	Delta 3—5/1/01
S-5.1	Floor Framing Details	Delta 3—5/1/01
S-6.0	Framing Details	Delta 3—5/1/01
S-6.1	Framing Details	Delta 3—5/1/01
S-6.2	Framing Details	Delta 3—5/1/01
S-6.3	Framing Details	Delta 3—5/1/01

Exhibit B
Link Tenant Improvement Plans and Specifications

DRAWING INDEX
ARCHITECTURAL
A0	DRAWING INDEX, PROJECT DATA, ABBREVIATIONS
A0.1	OVERALL CODE COMPLIANCE PLANS—LEVEL 1
A0.2	OVERALL CODE COMPLIANCE PLANS—LEVEL 2
A1.0	OVERALL SITE PLAN; PARKING CALCULATION AND NOTES
A2.0D	DEMOLITION FLOOR AND CEILING PLANS—LEVELS 1 & 2
A2.1	FLOOR PLAN—LEVEL 1
A2.1F	FINISH PLAN—LEVEL 1
A2.1Q	EQUIPMENT PLAN—LEVEL 1
A2.1R	REFLECTED CEILING PLAN—LEVEL 1
A2.2	FLOOR PLAN—LEVEL 2
A2.2F	FINISH PLAN—LEVEL 2
A2.2R	REFLECTED CEILING PLAN—LEVEL 2
A2.3	HORIZONTAL EXIT FLOOR PLANS, SECTION AND DETAILS
A3.1	DOOR, FRAME AND WINDOW SCHEDULES; WALL TYPES
A3.2	ENLARGED PLANS & ELEVATIONS; TOILET ROOMS & SHOWERS; MOUNTING HGHT. SCHEDULE
A3.3	ENLARGED PLANS, DETAILS & SECTION: STAIRS & WH/CHRLIFT
A4.1	BUILDING SECTIONS
A5.1	EXTERIOR ELEVATIONS
A6.1	ROOF PLAN AND TYPICAL EXTERIOR & PENETRATION DETAILS
A7.1	INTERIOR ELEVATIONS
A8.1	INTERIOR DETAILS
A8.2	INTERIOR DETAILS
A8.3	INTERIOR DETAILS
A8.4	INTERIOR DETAILS
A8.5	INTERIOR DETAILS

Exhibit C
PROFORMA

SCHEDULE C
LEGAL DESCRIPTION

        All that certain real property situate in the City of Fremont, County of Alameda, State of California, described as follows:

PARCEL ONE:

        All that portion of land designated and delineated as "Merged Lot A" in the Declaration of Merger filed for record in the office of the Recorder of the County of Alameda on                         under Recorder's Serials No.             Official Records and being more particularly described as follows;

        Being all of Lot 9 and Lot 10-Lot Line Adjustment 2000-10, as said lots are described in the Grant Deed recorded January 25, 2001, as instrument number 01-027935, Alameda County Records, more particularly described as follows:

        Beginning at the easterly corner of said Lot 10, said corner being a point in the northwesterly right of way line of Kaiser Drive, 100 feet in width, as said drive is shown on Parcel Map 4118, filed March 30, 1984 in Book 143 of Maps, at pages 44 through 48, Alameda County Records,

        Thence along the southeasterly lien of said Lot 10, and along the southwesterly line of said Lot 9, said lines being also the northwesterly right of way lien of Kaiser Drive, the following three courses:

1.
South 64°00'00" West, 120.97 feet;

2.
Southwesterly along the arc of a 946.00 foot radius, tangent curve to the right, through a central angle of 4°00'00", an arc distance of 66.04 feet; and

3.
South 68°00'00" West, 547.23 feet to the southerly corner of said Lot 9;

        Thence along the southwesterly line of said Lot 9, North 21°53'25" West, 600.09 feet to the westerly corner of said Lot 9;

        Thence along the northwesterly line of said Lot 9 and along the northwesterly line of said Lot 10, North 65°05'35" East, 689.97 feet to the northerly corner of said Lot 10;

        Thence along the northeasterly line of said Lot 10, South 26°00'00" East, 625.86 feet to the point of beginning.

PARCEL TWO:

        A non-exclusive easement for Ingress and Egress over the following described property;

        Being a portion of Lot 11, as said Lot is shown upon that certain Parcel map 4118, filed in Book 143 of Maps at pages 44-48, inclusive, Alameda County Records;

        Being a strip of land 22.50 feet in width, the westerly line of said strip described as follows:

        Beginning at the southwest corner of said Lot 11, said point also being on the northerly right of way line of Kaiser Drive, (108 feet wide), as shown upon said map; thence departing said right of way line, and along the westerly line of said Lot 11, North 26°02'11" West, 72.00 feet to the terminus of said westerly line being described.

ARB No: -0-
APN No: 543-0439-047-01; 543-0439-048-02

Schedule 1

Project	Ardenwood Link Building	Date: August 28, 2001
Location:	6753 Kaiser Drive, Fremont, CA
Size:	15522 square feet
Job #30L

BUDGET—LINK SHELL HARD COSTS

	DESCRIPTION	SOBRATO	Comments
1	Surveying and Staking	10,000	Allowance
2	Grading and Paving	54,153	Includes costs for Lime Treatment and for Courtyard grading
3	Striping	800
4	Site Utilities Asphalt Patching Allowance to use 2nd Bidder	100,320 10,000 10,000	Allowance Allowance
5	Fountain Mechanical	54,985	Bid - value engineer will design/build sub for possible savings
6	Site Concrete	83,800	Obtain additional bid
7	Building Concrete	141,953
8	GFRC	40,950
9	Steel/Misc. Metals	546,495	Cost includes $88,000 for Courtyard Metal and 320,000 for 83 mods
10	Metal Deck	36,374
11	Expansion Joint	48,659	Obtain additional bid
12	Insulation	5,500	Allowance
13	Built-up Roof and Waterproofing	31,135
14	Arch, Sheet Metal	8,344	Obtain additional bid
15	Sealants and Caulking	2,500	Allowance
16	Glass, Glazing, Aluminum Rod	328,852	Review $50,392 alternate to modify 82 window system at 2nd floor
17	Studs and Some Framing/Rough Carp.	45,860
18	Painting (Exterior) Paint Touch-up	6,875 1,000	Allowance
19	Fire Sprinklers	20,440
20	Plumbing	29,484	Abgenix and Dome to consider installation of sewer gut line under T
21	Site Lighting and Electrical	1,020
	SUBTOTAL	$1,628,717
	CONTINGENCY (5%)	$81,336
	Subtotal	$1,708,053
	FEE AND GC: (5.5%)	$83,843
	PROJECT TOTAL COST	1,801,996
Project Summary—Guaranteed Maximum Price (GMP)
	Sobrato pays last	$776,000	(Link Structure Allowance)
	Abgenix pays next	$1,025,996
	Sobrato pays anything over the GMP of	$1,801,898
	In addition, beyond the first $778K, Sobrato pays for all Link Shelf Soft Costs

*
Maximum Link Shell Hard Costs

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  Exhibit 10.71